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                       CONSENT OF INDEPENDENT ACCOUNTANTS



WE HEREBY CONSENT TO THE INCORPORATION BY REFERENCE IN THE REGISTRATION STATEMENT ON FORM S-8 (NO. 33-36889 AND NO. 33-88746) OF NOVACARE, INC. OF OUR REPORT DATED MAY 30, 2000 RELATING TO THE FINANCIAL STATEMENTS OF NCES/NOVACARE, INC. 401(k) RETIREMENT SAVINGS PLAN, WHICH APPEARS IN THIS FORM 11-K.




PRICEWATERHOUSECOOPERS LLP
PHILADELPHIA, PENNSYLVANIA
JUNE 28, 2000